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                                                                 Exhibit 10.2(c)

                           RESTRICTED STOCK AGREEMENT

                           SYNTA PHARMACEUTICALS CORP.

     AGREEMENT made as of the _______ day of ___________________, 200__ (the
"Grant Date"), between Synta Pharmaceuticals Corp. (the "Company"), a Delaware corporation having its principal place of business in Lexington, Massachusetts and ________________________ (the "Participant").

     WHEREAS, the Company has adopted the 2005 Stock Plan (the "Plan") to promote the interests of the Company by providing an incentive for employees, directors and consultants of the Company or its Affiliates;

     WHEREAS, pursuant to the provisions of the Plan, the Company desires to offer for sale to the Participant shares of the Company's common stock, $.0001 par value per share ("Common Stock"), in accordance with the provisions of the Plan, all on the terms and conditions hereinafter set forth;

     WHEREAS, Participant wishes to accept said offer; and

     WHEREAS, the parties hereto understand and agree that any terms used and not defined herein have the meanings ascribed to such terms in the Plan.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. TERMS OF PURCHASE. The Participant hereby accepts the offer of the Company to issue to the Participant, in accordance with the terms of the Plan and this Agreement, ______________________ (_________) Shares of the Company's Common Stock (such shares, subject to adjustment pursuant to Section 24 of the Plan and Subsection 2.1(h) hereof, the "Granted Shares") at a purchase price per share of $.0001 (the "Purchase Price"), receipt of which is hereby acknowledged by the Participant's prior service to the Company and which amount will be reported as income on the Participant's W-2 for this calendar year.

     2.1.   COMPANY'S LAPSING REPURCHASE RIGHT.

     (a) LAPSING REPURCHASE RIGHT. In the event that for any reason the Participant is no longer an employee, director or consultant of the Company or an Affiliate prior to __________________ (the "Termination"), the Participant (or the Participant's Survivor) shall, on the date of Termination, immediately forfeit to the Company (or its designee) all of the Granted Shares which have not yet lapsed in accordance with the schedule set forth below (the "Lapsing Repurchase Right").

            The Company's Lapsing Repurchase Right is as follows:

                 (i) If the Participant's Termination is prior to [THE FIRST ANNIVERSARY OF THE GRANT DATE], all of the Granted Shares shall be forfeited to the Company.

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                 (ii)    If the Participant's Termination is on or after [THE
     FIRST ANNIVERSARY OF THE GRANT DATE] but prior to _______________, __% of the Granted Shares shall be forfeited to the Company.

     (b) EFFECT OF TERMINATION FOR DISABILITY OR UPON DEATH. The following rules apply if the Participant's Termination is by reason of Disability or death: to the extent the Company's Lapsing Repurchase Right has not lapsed as of the date of Disability or death, as case may be, the Participant shall forfeit to the Company any or all of the Granted Shares subject to such Lapsing Repurchase Right; provided, however, that the Company's Lapsing Repurchase Right shall be deemed to have lapsed to the extent of a pro rata portion of the Granted Shares through the date of Disability or death, as would have lapsed had the Participant not become Disabled or died, as the case may be. The proration shall be based upon the number of days accrued in such current vesting period prior to the Participant's date of Disability or death, as the case may be.

     (c) EFFECT OF A FOR CAUSE TERMINATION. Notwithstanding anything to the contrary contained in this Agreement, in the event the Company or an Affiliate terminates the Participant's employment or service for "cause" (as defined in the Plan) or in the event the Administrator determines, within one year after the Participant's termination, that either prior or subsequent to the Participant's termination the Participant engaged in conduct that would constitute "cause," all of the Granted Shares then held by the Participant shall be forfeited to the Company immediately as of the time the Participant is notified that he or she has been terminated for "cause" or that he or she engaged in conduct which would constitute "cause".

     (d) EFFECT OF CHANGE OF CONTROL. Except as otherwise provided in Subsection 2.1(c) above, the Company's Lapsing Repurchase Right shall terminate, and the Participant's ownership of all Granted Shares then owned by the Participant shall become vested in accordance with the terms and conditions set forth in Sections 24B and F of the Plan.

     (e) ESCROW. The certificates representing all Granted Shares acquired by the Participant hereunder which from time to time are subject to the Lapsing Repurchase Right shall be delivered to the Company and the Company shall hold such Granted Shares in escrow as provided in this Subsection 2.1(e). The Company shall promptly release from escrow and deliver to the Participant a certificate for the whole number of Granted Shares, if any, as to which the Company's Lapsing Repurchase Right has lapsed. In the event of forfeiture to the Company of Granted Shares subject to the Lapsing Repurchase Right, the Company shall release from escrow and cancel a certificate for the number of Granted Shares so forfeited. Any securities distributed in respect of the Granted Shares held in escrow, including, without limitation, shares issued as a result of stock splits, stock dividends or other recapitalizations, shall also be held in escrow in the same manner as the Granted Shares.

     (f) PROHIBITION ON TRANSFER. The Participant recognizes and agrees that all Granted Shares which are subject to the Lapsing Repurchase Right may not be sold, transferred, assigned, hypothecated, pledged, encumbered or otherwise disposed of, whether voluntarily or by operation of law, other than to the Company (or its designee). However, the Participant, with the approval of the Administrator, may transfer the Granted Shares for no consideration to or for the benefit of the Participant's Immediate Family (including, without limitation, to a trust for the benefit of the Participant's Immediate Family or to a partnership or limited liability company for one or more members of the Participant's Immediate Family), subject to such limits as the Administrator may establish, and the transferee shall remain subject to all the terms and conditions applicable to this Agreement prior to such transfer and each such transferee shall so acknowledge in writing as a condition precedent to the effectiveness of such transfer. The term "Immediate Family" shall mean the Participant's spouse, former spouse, parents, children, stepchildren, adoptive relationships, sisters, brothers, nieces and nephews and grandchildren (and, for this purpose,

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shall also include the Participant. The Company shall not be required to transfer any Granted Shares on its books which shall have been sold, assigned or otherwise transferred in violation of this Subsection 2.1(f), or to treat as the owner of such Granted Shares, or to accord the right to vote as such owner or to pay dividends to, any person or organization to which any such Granted Shares shall have been so sold, assigned or otherwise transferred, in violation of this Subsection 2.1(f).

     (g) FAILURE TO DELIVER GRANTED SHARES TO BE REPURCHASED. In the event that the Granted Shares to be forfeited to the Company under this Agreement are not in the Company's possession pursuant to Subsection 2.1(e) above or otherwise and the Participant or the Participant's Survivor fails to deliver such Granted Shares to the Company (or its designee), the Company may immediately take such action as is appropriate to transfer record title of such Granted Shares from the Participant to the Company (or its designee) and treat the Participant and such Granted Shares in all respects as if delivery of such Granted Shares had been made as required by this Agreement. The Participant hereby irrevocably grants the Company a power of attorney which shall be coupled with an interest for the purpose of effectuating the preceding sentence.

     (h) ADJUSTMENTS. The Plan contains provisions covering the treatment of Shares in a number of contingencies such as stock splits, mergers and Change of Control transactions. Provisions in the Plan for adjustment with respect to the Granted Shares and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.

     2.2    GENERAL RESTRICTIONS ON TRANSFER OF GRANTED SHARES.

     (a) If in connection with a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended (the "1933 Act"), the Company or its underwriter so requests, the Participant will agree not to sell any of his or her Granted Shares whether or not the Lapsing Repurchase Right has lapsed for a period not to exceed the lesser of: (i) 180 days following the effectiveness of such registration statement or (ii) such period as the officers and directors of the Company agree not to sell their Common Stock of the Company.

     (b) The Participant acknowledges and agrees that neither the Company nor, its shareholders nor its directors and officers, has any duty or obligation to disclose to the Participant any material information regarding the business of the Company or affecting the value of the Shares before, at the time of, or following a Termination, including, without limitation, any information concerning plans for the Company to make a public offering of its securities or to be acquired by or merged with or into another firm or entity.

     3. SECURITIES LAW COMPLIANCE. The Participant specifically acknowledges and agrees that any sales of Granted Shares shall be made in accordance with the requirements of the 1933 Act.

     4. RIGHTS AS A STOCKHOLDER. The Participant shall have all the rights of a stockholder with respect to the Granted Shares, including voting and dividend rights, subject to the transfer and other restrictions set forth herein and in the Plan.

     5. LEGEND. In addition to any legend required pursuant to the Plan, all certificates representing the Granted Shares to be issued to the Participant pursuant to this Agreement shall have endorsed thereon a legend substantially as follows:

          "The shares represented by this certificate are subject to restrictions set forth in a Restricted Stock Agreement dated as of ____________________ with this Company, a copy of which

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          Agreement is available for inspection at the offices of the Company or will be made available upon request."

     6. INCORPORATION OF THE PLAN. The Participant specifically understands and agrees that the Granted Shares issued under the Plan are being sold to the Participant pursuant to the Plan, a copy of which Plan the Participant acknowledges he or she has read and understands and by which Plan he or she agrees to be bound. The provisions of the Plan are incorporated herein by reference.

     7. TAX LIABILITY OF THE PARTICIPANT AND PAYMENT OF TAXES. The Participant acknowledges and agrees that any income or other taxes due from the Participant with respect to the Granted Shares issued pursuant to this Agreement, including, without limitation, the Lapsing Repurchase Right, shall be the Participant's responsibility. Without limiting the foregoing, the Participant agrees that, to the extent that the lapsing of restrictions on disposition of any of the Granted Shares or the declaration of dividends on any such shares before the lapse of such restrictions on disposition results in the Participant's being deemed to be in receipt of earned income under the provisions of the Code, the Company shall be entitled to immediate payment from the Participant of the amount of any tax required to be withheld by the Company.

     Upon execution of this Agreement, the Participant may file an election under Section 83 of the Code in substantially the form attached as EXHIBIT B. The Participant acknowledges that if she does not file such an election, as the Granted Shares are released from the Lapsing Repurchase Right in accordance with
Section 2.1, the Participant will have income for tax purposes equal to the fair market value of the Granted Shares at such date, less the price paid for the Granted Shares by the Participant.(1)

     [The Participant shall be required to deposit with the Company an amount of cash equal to the amount determined by the Company to be required with respect to the statutory minimum of the Participant's estimated total federal, state and local tax obligations associated with the termination of the Lapsing Repurchase right with respect to the Granted Shares. In connection with the foregoing, the Participant agrees that the Company shall authorize a registered broker(s) (the "Broker") to sell on the date that the Granted Shares shall be released from the Lapsing Repurchase Right such number of Granted Shares as the Company instructs the Broker to sell to satisfy the Company's withholding obligations, after deduction of the Broker's commission, and the Broker shall remit to the Company the cash necessary in order for the Company to satisfy its withholding obligation. The Company shall not deliver any of the Granted Shares until the deposit required herein for withholding has been made. In connection with such sale of Granted Shares, the Participant shall execute any such documents requested

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(1) If the Shares are purchased at fair market value then the 83(b) election would be protective in nature and would not result in any additional tax on purchase of the Shares. If the Shares are being purchased at a discount from fair market value, the 83(b) election accelerates the timing of the taxation to the time of the grant, and later dispositions are taxed at capital gain rates. If the 83(b) election is not made then the tax is paid at the time the restrictions lapse (which could result in a higher possible taxable spread at that time). An 83(b) election must be made within 30 days of the grant.

     If the Company pays cash dividends and an 83(b) election is filed, dividends receive dividend tax treatment. However, if no 83(b) election is made (as is the case with most public companies) the Employee will pay ordinary income tax rates on the cash dividend payments until the restrictions on the shares underlying those dividends lapse.

     If no 83(b) election is filed consider adding the following to the
Agreement: The Participant has agreed not to file an election with respect to the Granted Shares under Section 83 of the Code and has obtained the advice or has been given the opportunity to obtain the advice of his or her tax advisors with respect to the tax consequences of the purchase of the Granted Shares and the provisions of this Agreement.

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by Broker in order to effectuate the sale of the Granted Shares and payment of the withholding obligation to the Company.]

     8. EQUITABLE RELIEF. The Participant specifically acknowledges and agrees that in the event of a breach or threatened breach of the provisions of this Agreement or the Plan, including the attempted transfer of the Granted Shares by the Participant in violation of this Agreement, monetary damages may not be adequate to compensate the Company, and, therefore, in the event of such a breach or threatened breach, in addition to any right to damages, the Company shall be entitled to equitable relief in any court having competent jurisdiction. Nothing herein shall be construed as prohibiting the Company from pursuing any other remedies available to it for any such breach or threatened breach.

     9. NO OBLIGATION TO MAINTAIN RELATIONSHIP. The Company is not by the Plan or this Agreement obligated to continue the Participant as an employee, director or consultant of the Company or an Affiliate. The Participant acknowledges: (i) that the Plan is discretionary in nature and may be suspended or terminated by the Company at any time; (ii) that the grant of the Shares is a one-time benefit which does not create any contractual or other right to receive future grants of shares, or benefits in lieu of shares; (iii) that all determinations with respect to any such future grants, including, but not limited to, the times when shares shall be granted, the number of shares to be granted, the purchase price, and the time or times when each share shall be free from a lapsing repurchase right, will be at the sole discretion of the Company;
(iv) that the Participant's participation in the Plan is voluntary; (v) that the value of the Shares is an extraordinary item of compensation which is outside the scope of the Participant's employment contract, if any; and (vi) that the Shares are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

     10. NOTICES. Any notices required or permitted by the terms of this Agreement or the Plan shall be given by recognized courier service, facsimile, registered or certified mail, return receipt requested, addressed as follows:

     If to the Company:

               Synta Pharmaceuticals Corp.
               45 Hartwell Avenue
               Lexington, MA 02421
               Attn:  Vice President of Legal Affairs

     If to the Participant:

                                  EMPLOYEE NAME

or to such other address or addresses of which notice in the same manner has previously been given. Any such notice shall be deemed to have been given on the earliest of receipt, one business day following delivery by the sender to a recognized courier service, or three business days following mailing by registered or certified mail.

     11. BENEFIT OF AGREEMENT. Subject to the provisions of the Plan and the other provisions hereof, this Agreement shall be for the benefit of and shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

     12. GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflict of law principles thereof. For the

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purpose of litigating any dispute that arises under this Agreement, whether at law or in equity, the parties hereby consent to exclusive jurisdiction in Massachusetts and agree that such litigation shall be conducted in the courts of the Commonwealth of Massachusetts or the federal courts of the United States for the District of Massachusetts.

     13. SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, then such provision or provisions shall be modified to the extent necessary to make such provision valid and enforceable, and to the extent that this is impossible, then such provision shall be deemed to be excised from this Agreement, and the validity, legality and enforceability of the rest of this Agreement shall not be affected thereby.

     14. ENTIRE AGREEMENT. This Agreement, together with the Plan, constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement not expressly set forth in this Agreement shall affect or be used to interpret, change or restrict the express terms and provisions of this Agreement provided, however, in any event, this Agreement shall be subject to and governed by the Plan.

     15. MODIFICATIONS AND AMENDMENTS; WAIVERS AND CONSENTS. The terms and provisions of this Agreement may be modified or amended as provided in the Plan. Except as provided in the Plan, the terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

     16. CONSENT OF SPOUSE/DOMESTIC PARTNER. If the Participant has a spouse or domestic partner as of the date of this Agreement, the Participant's spouse or domestic partner shall execute a Consent of Spouse/Domestic Partner in the form of EXHIBIT A hereto, effective as of the date hereof. Such consent shall not be deemed to confer or convey to the spouse or domestic partner any rights in the Granted Shares that do not otherwise exist by operation of law or the agreement of the parties. If the Participant subsequent to the date hereof, marries, remarries or applies to the Company for domestic partner benefits, the Participant shall, not later than 60 days thereafter, obtain his or her new spouse/domestic partner's acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by having such spouse/domestic partner execute and deliver a Consent of Spouse/Domestic Partner in the form of Exhibit A.

     17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     18. DATA PRIVACY. By entering into this Agreement, the Participant: (i) authorizes the Company and each Affiliate, and any agent of the Company or any Affiliate administering the Plan or providing Plan record keeping services, to disclose to the Company or any of its Affiliates such information and data as the Company or any such Affiliate shall request in order to facilitate the grant of Shares and the administration of the Plan; (ii) waives any data privacy rights he or she may have with respect to such information; and (iii) authorizes the Company and each Affiliate to store and transmit such information in electronic form.

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                      [THE NEXT PAGE IS THE SIGNATURE PAGE]

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                       SYNTA PHARMACEUTICALS CORP.


                                       By:
                                          --------------------------------------
                                       Name:
                                       Title:


                                       Participant:


                                       -----------------------------------------
                                       Print Name:

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                                                                       EXHIBIT A

                       CONSENT OF SPOUSE/DOMESTIC PARTNER

     I, ____________________________, spouse or domestic partner of
_________________________, acknowledge that I have read the RESTRICTED STOCK AGREEMENT dated as of _______________ (the "Agreement") to which this Consent is attached as Exhibit A and that I know its contents. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Agreement. I am aware that by its provisions the Granted Shares granted to my spouse/domestic partner pursuant to the Agreement are subject to a Lapsing Repurchase Right in favor of Synta Pharmaceuticals Corp. (the "Company") and that, accordingly, I may be required to forfeit to the Company any or all of the Granted Shares of which I may become possessed as a result of a gift from my spouse/domestic partner or a court decree and/or any property settlement in any domestic litigation.

     I hereby agree that my interest, if any, in the Granted Shares subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in the Granted Shares shall be similarly bound by the Agreement.

     I agree to the Lapsing Repurchase Right described in the Agreement and I hereby consent to the forfeiture of the Granted Shares to the Company by my spouse/domestic partner or my spouse/domestic partner's legal representative in accordance with the provisions of the Agreement. Further, as part of the consideration for the Agreement, I agree that at my death, if I have not disposed of any interest of mine in the Granted Shares by an outright bequest of the Granted Shares to my spouse or domestic partner, then the Company shall have the same rights against my legal representative to exercise its rights to the Granted Shares with respect to any interest of mine in the Granted Shares as it would have had pursuant to the Agreement if I had acquired the Granted Shares pursuant to a court decree in domestic litigation.

     I AM AWARE THAT THE LEGAL, FINANCIAL AND RELATED MATTERS CONTAINED IN THE AGREEMENT ARE COMPLEX AND THAT I AM FREE TO SEEK INDEPENDENT PROFESSIONAL GUIDANCE OR COUNSEL WITH RESPECT TO THIS CONSENT. I HAVE EITHER SOUGHT SUCH GUIDANCE OR COUNSEL OR DETERMINED AFTER REVIEWING THE AGREEMENT CAREFULLY THAT I WILL WAIVE SUCH RIGHT.

     Dated as of the _______ day of ________________, 200_.


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                                       Print name:

                                       A-1
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                                                                       EXHIBIT B

                    ELECTION TO INCLUDE GROSS INCOME IN YEAR
                      OF TRANSFER PURSUANT TO SECTION 83(b)
                OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED

     In accordance with Section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), the undersigned hereby elects to include in his gross income as compensation for services the excess, if any, of the fair market value of the property (described below) at the time of transfer over the amount paid for such property.

The following sets for the information required in accordance with the Code and the regulations promulgated hereunder:

1.   The name, address and social security number of the undersigned are:

         Name:
         Address:
         Social Security No.:

2. The description of the property with respect to which the election is being made is as follows:

     ____________ (___) shares (the "Shares") of Common Stock, $.0001 par value per share, of Synta Pharmaceuticals Corp., a Delaware corporation (the "Company").

3. This election is made for the calendar year ____, with respect to the transfer of the property to the Taxpayer on _________________.

4. Description of restrictions: The property is subject to the following restrictions:

     In the event taxpayer's employment with the Company or an Affiliate is terminated, the Company may repurchase all or any portion of the Shares determined as set forth below at the acquisition price paid by the taxpayer:

     A. If the termination takes place on or prior to ____________, the Purchase Option will apply to all of the Shares.

     B. If the termination takes place after __________, 200_, the number of Shares to which the Purchase Option applies shall be ______________ (___) Shares less ____________________ (___) Shares for each full twelve (12) month period elapsed after _____________, 200_ if the taxpayer is employed by the Company or an Affiliate.

5. The fair market value at time of transfer (determined without regard to any restrictions other than restrictions which by their terms will never lapse) of the property with respect to which this election is being made was not more than $____ per Share.

6.   The amount paid by taxpayer for said property was $___ per Share.

7.   A copy of this statement has been furnished to the Company.

Signed this ____ day of ______, 200_.


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                                        Print Name:

                                       B-1